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                                                                   Exhibit 5.1

             (WILMER CUTLER PICKERING HALE AND DOOR LLP LETTERHEAD)


February 1, 2006

Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, MA 02142


Re:   Registration Statement on Form S-3

Ladies and Gentlemen:


This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (File No. 333-129905) (the "Initial Registration Statement") filed by Alnylam Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), on November 23, 2005 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $75,000,000; (ii) the related Registration Statement on Form S-3 (File No. 333-131233) (together with the "Initial Registration Statement," the "Registration Statements") filed by the Company with the Commission on January 23, 2006 under Rule 462(b) of the Securities Act for the registration of shares of Common Stock of the Company, which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $15,000,000; and (iii) the prospectus supplement, dated January 31, 2006, to the prospectus dated December 20, 2005 included in the Initial Registration Statement (the "Prospectus Supplement") relating to the issuance and sale of up to 5,115,961 shares of Common Stock of the Company, plus an additional 767,394 shares of Common Stock of the Company issuable upon exercise of an over-allotment option granted by the Company to the Underwriters (as defined below) (collectively, the "Shares").

The Shares are to be sold by the Company pursuant to an underwriting agreement (the "Underwriting Agreement"), dated as of January 31, 2006, by and among the Company, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, Piper Jaffray & Co., SG Cowen & Co., LLC and Rodman & Renshaw, LLC (the "Underwriters"), which is being filed as Exhibit 1.1 to the Company's Current Report on Form 8-K, dated January 31, 2006, to be filed with the Commission on the date hereof.

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares pursuant to the Underwriting Agreement. We have examined signed copies of the Registration Statements and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Underwriting Agreement, minutes of meetings of the Board of Directors, including committees thereof, of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

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Alnylam Pharmaceuticals, Inc.
February 1, 2006
Page 2


We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, such Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statements are in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act with the Commission as an exhibit to the Current Report on Form 8-K to be filed by the Company in connection with the issuance and sale of the Shares and to the use of our name in the Prospectus Supplement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Wilmer Cutler Pickering
Hale and Dorr LLP

By: /s/ Peter N. Handrinos
    ---------------------------------
        Peter N. Handrinos, a Partner